EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

     The undersigned hereby certifies that to her knowledge the annual report of TMSS Liquidation, Inc. (formerly known as TMS, Inc. (the "Company")) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company. A signed original of this written statement required by Section 906 of The Sarbanes-Oxley Act of 2002 has been provided to TMS, Inc. and will be retained by TMS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: January 13, 2006

                                  /s/ Deborah D. Mosier
                                      Deborah D. Mosier
                                      President and Chief Financial Officer,
                                      Principal Executive and Financial Officer